As filed with the Securities and Exchange Commission on October 16, 2003

================================================================================


                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549

                                                              FORM SB-2
                                       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933





                 NEVADA                                   CROWFLY, INC.                                  27-0043260
(State or Other Jurisdiction of Incorporation     (Name of Registrant in Our Charter)        (I.R.S. Employer Identification No.)

        CROWFLY, INC.                                         7371                                WILLIAM E. KING, III
220 WILLIAMS STREET EXTENSION                       (Primary Standard Industrial                    CROWFLY, INC.
  MOUNT PLEASANT, SC 29464                          Classification Code Number)               220 WILLIAMS STREET EXTENSION
       (843) 209-9323                                                                            MOUNT PLEASANT, SC 29464
(Address and telephone number of Principal                                                           (843) 209-9323
          Executive Offices and
        Principal Place of Business)                                                    (Name, address and telephone number of agent
                                                                                                        for service)


                                                             COPIES TO:
               Clayton E. Parker, Esq.                                               Troy J. Rillo, Esq.
              Kirkpatrick & Lockhart LLP                                         Kirkpatrick & Lockhart LLP
        201 S. Biscayne Boulevard, Suite 2000                               201 S. Biscayne Boulevard, Suite 2000
                 Miami, Florida 33131                                               Miami, Florida 33131
                    (305) 539-3300                                                     (305) 539-3300
            Telecopier No.: (305) 358-7095                                     Telecopier No.: (305) 358-7095

      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
============================================================================================
                                                    PROPOSED
                                                     MAXIMUM      PROPOSED
                                                    OFFERING       MAXIMUM
                                                      PRICE       AGGREGATE     AMOUNT OF
     TITLE OF EACH CLASS OF        AMOUNT TO BE     PER SHARE      OFFERING     REGISTRATION
  SECURITIES TO BE REGISTERED       REGISTERED         (1)        PRICE (1)           FEE
--------------------------------------------------------------------------------------------

Common Stock, par value $0.001   440,000,000 shares    $.05      $22,000,000    $1,779.80
--------------------------------------------------------------------------------------------
TOTAL                            440,000,000 shares    $.05      $22,000,000    $1,779.80
============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

                                   ----------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                   Subject to completion, dated October 16, 2003


                                  CROWFLY, INC.
                       440,000,000 SHARES OF COMMON STOCK

      This prospectus relates to the sale of up to 440,000,000 shares of Crowfly's common stock by certain persons who are, or will become, stockholders of Crowfly. Please refer to "Selling Stockholders" beginning on page 8. Crowfly is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Crowfly will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by Crowfly.

      There currently is no public market for our common stock. The shares of common stock are being offered for sale by the selling stockholders at negotiated prices or prices established in the public market, if one develops during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

      The selling stockholders consists of Cornell Capital, who intends to sell up to 374,950,000 shares of common stock, Westrock Advisors, Inc., who intends to sell up to 1,000,000 shares of common stock, Butler Gonzalez, LLP, who intends to sell up to 50,000 shares of common stock, and certain other shareholders of Crowfly who intend to sell up to 64,000,000 shares of common stock.

      Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital will pay Crowfly 95% of, or a 5% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. Of each advance made by Crowfly, Cornell Capital shall retain a fee in the amount of 5% of the advance. In addition, Crowfly issued to Cornell Capital, as a one-time commitment fee, a convertible debenture in the amount of $150,000 which is convertible into shares of Crowfly common stock, at Cornell Capital's Option, at a conversion price of 150% of the closing bid price on the first day of trading of Crowfly common stock or 95% of the closing bid price of the common stock on the day immediately preceding the conversion date. The 5% discount, the one-time commitment fee and 5% retainage are underwriting discounts payable to Cornell Capital.

      Crowfly has engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise it in connection with the Equity Line of Credit. Crowfly will issue to Westrock Advisors, Inc. shares of its common stock equal to $10,000, based on the closing bid price of Crowfly's common stock on its first day of trading. At an assumed first trading day closing bid price of $0.01, Crowfly would issue 1,000,000 shares of its common stock to Westrock Advisors, Inc.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.

      With the exception of Cornell Capital, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is October 16, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................3
RISK FACTORS...................................................................4
FORWARD-LOOKING STATEMENTS.....................................................7
SELLING STOCKHOLDERS...........................................................8
USE OF PROCEEDS...............................................................11
DILUTION......................................................................12
EQUITY LINE OF CREDIT.........................................................13
PLAN OF DISTRIBUTION..........................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................17
DESCRIPTION OF BUSINESS.......................................................19
MARKETING.....................................................................20
MANAGEMENT....................................................................28
DESCRIPTION OF PROPERTY.......................................................29
LEGAL PROCEEDING..............................................................29
PRINCIPAL STOCKHOLDERS........................................................30
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.................................31
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER
STOCKHOLDER MATTERS...........................................................32
DESCRIPTION OF SECURITIES.....................................................34
EXPERTS.......................................................................35
LEGAL MATTERS.................................................................35
HOW TO GET MORE INFORMATION...................................................35
FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

OVERVIEW

      We are a start-up business that has not yet commenced operations. We expect to commence operations upon receipt of funding under the Equity Line of Credit. To date, we have focused our attention to organizational matters. Crowfly was incorporated in Nevada on August 16, 2002 under the name Project IV, Inc. On November 15, 2002, Crowfly entered into an Asset Purchase Agreement with William E. King, III, M. Phillip Waggoner and Robert A. Gillgrist to purchase the "Crowfly e-Commerce Models for B2B" business concept (hereinafter the "Crowfly Business Model"). Messrs. King, Waggoner and Gillgrist were issued a total of 3,600,000 shares of Crowfly common stock in consideration for the Crowfly Business Model. As a result of a one hundred for one (100 for 1) stock split of Crowfly's common stock effective as of April 15, 2003, Messrs. King, Waggoner and Gillgrist have been issued a total of 360,000,000 shares of Crowfly's common stock in connection with the Crowfly Business Model.

      Crowfly is a development stage company which intends to develop and implement the Crowfly Business Model. Crowfly expects to install, own and manage electronic distribution centers which operate in business to business (B2B) environments. The Crowfly Business Model is expected to connect retailers directly to manufacturers in a real-time electronic marketplace, bypassing the traditional wholesale distributor. It is anticipated that the Crowfly Business Model will enhance efficiencies and increase the margins throughout the supply chain. Crowfly intends to first implement the Crowfly Business Model in the hardware industry, and thereafter, in other industries where the wholesale distributor is fundamental to the supply chain.

      Crowfly has not had operations or revenue since its inception. As of June 29, 2003, Crowfly had total assets of $100 and an accumulated deficit of $5,000. Management recognizes that Crowfly must receive financing to develop and implement its business plan for the Crowfly Business Model. Management is planning to obtain capital from the sale of equity securities. However, no assurances can be given that Crowfly will be successful in these activities.

ABOUT US

      Our principal office is located at 220 Williams Street Extension, Mount Pleasant, South Carolina 29464. Our telephone number is (843) 209-9323.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of Crowfly. The selling stockholders consists of Cornell Capital, who intends to sell up to 374,950,000 shares of common stock, Westrock Advisors, Inc., who intends to sell up to 1,000,000 shares of common stock, Butler Gonzalez, LLP, which intends to sell up to 50,000 shares of common stock, and certain other shareholders of Crowfly, who intend to sell up to 64,000,000 shares of common stock.

      Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $3 million. The amount of each advance is subject to a maximum advance amount of $150,000, and we may not submit any advance within seven trading days of a prior advance. Cornell Capital will pay Crowfly 95% of, or a 5% discount to, the lowest closing bid price of the common stock during the five consecutive trading days period immediately following the notice date. Crowfly issued to Cornell Capital, as a one-time commitment fee, a convertible debenture in the amount of $150,000 which is convertible, at Cornell Capital's option, into shares of Crowfly common stock at a conversion price of 150% of the closing bid price on the first day of trading of Crowfly common stock or 95% of the closing bid price of the common stock on the day immediately preceding the conversion date. In addition, Cornell Capital will retain 5% of each advance under the Equity Line of Credit. Cornell Capital intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

      We have engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. Crowfly will issue to Westrock Advisors, Inc. shares of its common stock equal to $10,000, based on the closing bid price of the common stock on its first day of trading. At an assumed first trading day closing bid price of $0.01, Crowfly would issue 1,000,000 shares of its common stock to Westrock Advisors, Inc.


COMMON STOCK OFFERED                                 440,000,000 shares by selling stockholders

OFFERING PRICE                                       Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)      605,050,000 shares as of October 15, 2003

USE OF PROCEEDS                                      We will not  receive  any  proceeds of the
                                                     shares     offered    by    the    selling
                                                     stockholders. Any proceeds we receive from
                                                     the sale of common  stock under the Equity
                                                     Line of  Credit  will be used for  general
                                                     working  capital  purposes.  See  "Use  of
                                                     Proceeds."

RISK FACTORS                                         The  securities  offered  hereby involve a
                                                     high   degree   of  risk   and   immediate
                                                     substantial  dilution.  See "Risk Factors"
                                                     and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL               Crowfly    intends   to   apply   for   an
                                                     Over-the-Counter   Bulletin  Board  Symbol
                                                     upon    filing   of   this    Registration
                                                     Statement.

(1) Excludes up to (i) 1,000,000 shares of common stock fully earned but not yet issued to Westrock Advisors, Inc. at an assumed first day closing bid price for Crowfly's common stock of $0.01, (ii) 300,000,000 shares which may be issued to Cornell Capital pursuant to the Equity Line of Credit at an assumed offering price of $0.01; and (iii) 74,950,000 shares which may be issued in connection with the convertible debenture, at an assumed conversion price of $0.01 per share.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                           UPDATE AS OF JUNE 29, 2003


ASSETS:
  Current Assets                                                     $  100
                                                                     ------

Total Assets                                                         $  100
                                                                     ======

LIABILITIES AND STOCKHOLDER'S EQUITY:

Liabilities
  Due to shareholder                                                 $  100
                                                                     ------

Total Liabilities                                                       100

Stockholders' Equity
  Preferred stock - $0.001 par value;
   10 million authorized;
   0 issued and outstanding                                               0
  Common Stock - $0.001 par value;
   800 million shares authorized;
   (605 million) shares issued and outstanding                        5,000


  Deficit accumulated during development stage                      (5,000)
                                                                    -------

   Total stockholders' equity                                             0
                                                                    -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $  100
                                                                    =======

                                  RISK FACTORS

      WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

CROWFLY IS A DEVELOPMENT STAGE COMPANY AND HAS HAD NO REVENUES OR OPERATIONS SINCE INCEPTION

      We are a development stage company which has had no operations or revenues since inception. As of June 29, 2003, we had an accumulated deficit of $5,000. Future losses are likely to occur, as we are dependent on spending money to develop and implement our business strategy. No assurances can be given that we will be successful in implementing our business strategy and reaching profitable operations.

CROWFLY NEEDS TO RAISE CAPITAL OR DEBT FUNDING TO COMMENCE OPERATIONS

      The development and implementation of the Crowfly Business Model and other aspects of our business requires the expenditure of funds and will require Crowfly to obtain financing. Further, there will be a gap between the time we are able to develop and implement the Crowfly Business Model and the time we expect to collect revenue from the eventual sale of the model in the marketplace. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of development and implementation of our business plan. Any of these events could be materially harmful to our business and may result in a lower stock price.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

      Prior to this offering, there was no public market for our common stock and there can be no assurance that a public trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is likely to experience significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Crowfly will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      If a public market develops for our common stock, it is likely that our common stock will be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o   With a price of less than $5.00 per share;

     o   That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

      The development of our business is expected to depend largely on the efforts and abilities of key executives, including William E. King, III, our Chairman of the Board, President and Chief Executive Officer. The loss of the services of Mr. King could materially harm our business because he developed the business model upon which our operations are expected to be based. Such a loss would also divert management attention away from operational issues. We also have other key employees that manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. Given the start-up nature of our business, we may not be able to attract the sufficient number and quality of staff.


                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. All of our outstanding shares are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

      The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. For example, if the offering occurred at an assumed offering price of $0.05 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0458 per share. Dilution per share at prices of $0.0375, $0.0250 and $0.0125 per share would be $0.0335, $0.0212 and $0.0092, respectively.

      As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

CORNELL CAPITAL UNDER THE EQUITY LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

      The common stock to be issued under the Equity Line of Credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to approximately 374,950,000 shares allocated for use under the Equity Line of Credit and related debenture may be sold, as well as approximately 65,050,000 additional shares. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

      In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Crowfly has not performed in such a manner to show that the equity funds raised will be used to grow Crowfly. Such an event could place further downward pressure on the price of common stock, if a public market develops for shares of Crowfly's common stock. Under the terms of our Equity Line of Credit, Crowfly may request numerous drawdowns pursuant to the terms of the Equity Line of Credit. Even if Crowfly uses the Equity Line of Credit to grow its revenues and profits or invest in assets that are materially beneficial to Crowfly the opportunity exists for short sellers and others to contribute to the future decline of Crowfly's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

      It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Crowfly.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

      We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Line of Credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $150,000 during any seven trading day period.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Crowfly. A description of each selling shareholder's relationship to Crowfly and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.



                                          PERCENTAGE                     PERCENTAGE OF
                                              OF                         OUTSTANDING
                                          OUTSTANDING     SHARES TO BE   SHARES TO BE                     PERCENTAGE
                             SHARES         SHARES        ACQUIRED IN    ACQUIRED IN                      OF SHARES
                           BENEFICIALLY   BENEFICIALLY    CONNECTION      CONNECTION                     BENEFICIALLY
                             OWNED          OWNED          WITH THE        WITH THE       SHARES TO BE      OWNED
                             BEFORE         BEFORE       EQUITY LINE OF  EQUITY LINE OF   SOLD IN THE       AFTER
SELLING STOCKHOLDER         OFFERING       OFFERING(1)      CREDIT          CREDIT          OFFERING      OFFERING
-------------------         --------       -----------      ------          ------          --------      --------

                                   SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CROWFLY
Cornell Capital Partners,
  L.P.                      15,000,000(2)        --   300,000,000(3)       38.3%            374,950,000(5)     0%

Westrock Advisors, Inc.      1,000,000(4)         *                --           *              1,000,000         0

Butler Gonzalez LLP                50,000         *               --          --                 50,000         0

John W. Evans                   2,000,000         *               --          --              2,000,000         0

Louis and Jean Bacig            1,000,000         *               --          --              1,000,000         0

Terry Kinder                    1,000,000         *               --          --              1,000,000         0

Amber Run LLC                  20,000,000      3.3%               --          --             20,000,000         0

Funding Enterprises LLC        20,000,000      3.3%               --          --             20,000,000         0

Hendrix & Gandy LLC             2,000,000         *               --          --              2,000,000         0

Gandy Associates LLC           18,000,000      3.0%               --          --             18,000,000         0

TOTAL                          80,050,000      100%      300,000,000       38.3%            440,000,000        0%
                               ==========   =======   ==============       =====            ===========       ===

--------------------------------------------

*     Less than 1%.

(1) Applicable percen tage of ownership is based on 605,050,000 shares of co mmon stock outstanding as o f October 15, 2003, together with securities exerc isable or convertible into shares of common stock within 60 days of October 15, 2003, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 15, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Consists of up to 15,000,000 shares which may be issued in connection with the convertible debenture, assuming a conversion price of $0.01 per share.

(3) Consists of up to 300,000,000 shares which may be issued pursuant to the Equity Line of Credit, assuming a purchase price of $0.01 per share.

(4) Reflects shares of common stock to be issued to Westrock Advisors, Inc. equal to $10,000, at an assumed closing bid price for the common stock on the first day of trading of $0.01. Such shares represent the fully-earned fee payable to Westrock Advisors, Inc. in connection with the Equity Line of Credit.

(5) Reflects 80,050,000 shares beneficially owned before this offering and being sold in this offering, up to 300,000,000 shares to be acquired under the Equity Line of Credit and 59,950,000 shares being registered for conversion under the convertible debentures in the event of a decrease in the market price of our common stock.

      The following information contains a description of each selling shareholder's relationship to Crowfly and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Crowfly, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CROWFLY

      CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital acquired all shares being registered in this offering in a financing transaction with Crowfly. The transaction is explained below:

      o EQUITY LINE OF CREDIT. On January 10, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $3 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay Crowfly 95% of, or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital will be entitled to retain 5% of each advance under the Equity Line of Credit. In connection with the Equity Line of Credit, Crowfly issued to Cornell Capital a convertible debenture in the amount of $150,000 which is convertible in to shares of Crowfly common stock at a conversion price of 150% of the closing bid price on the first day of trading of Crowfly common stock or 95% of the closing bid price of the commons tock on the day immediately preceding the conversion date, as a one-time commitment fee. We are registering 374,950,000 shares in this offering which may be issued under the Equity Line of Credit and related debenture.

      There are certain risks related to sales by Cornell Capital, including:

            o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital is issued shares, the greater chance that Cornell Capital gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

            o To the extent Cornell Capital sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital to sell greater amounts of common stock, the sales of which would further depress the stock price.

            o The significant downward pressure on the price of the common stock as Cornell Capital sells material amounts of common stocks could encourage short sales by Cornell Capital or others. This could place further downward pressure on the price of the common stock.

      WESTROCK ADVISORS, INC. Westrock Advisors, Inc. is an unaffiliated registered broker-dealer that has been retained by us. Don Hunter, Westrock Advisors, Inc.'s Managing Director, makes the investment decisions on behalf of Westrock Advisors, Inc. For its services in connection with the Equity Line of Credit, Westrock Advisors, Inc. will be issued shares of Crowfly common stock equal to $10,000, based on the closing bid price on the first day of trading of Crowfly's common stock. At an assumed first trading day closing bid price of $0.01, Crowfly will issue to Westrock Advisors, Inc. 1,000,000 shares of common stock. These shares are being registered in this offering.

      BUTLER GONZALEZ LLP. Butler Gonzalez, LLP received 50,000 shares for legal, administrative and escrow services in connection with the Equity Line of Credit Agreement.

      OTHER SHAREHOLDERS OF CROWFLY, INC.

      AMBER RUN, LLC. Amber Run, LLC is a founding shareholder of Crowfly, and acquired its shares in connection with the formation of Crowfly. All investment decisions of Amber Run, LLC are made by its manager Troy H. Myers, Jr. Amber
Run, LLC does not maintain any relationship with Crowfly other than as a shareholder and no insider of Crowfly has any interest in Amber Run, LLC.

      FUNDING ENTERPRISES, LLC. Funding Enterprises, LLC is a founding shareholder of Crowfly, and acquired its shares in connection with the formation of Crowfly. All investment decisions of Funding Enterprises, LLC are made by its manager Joe Bridgeford. Funding Enterprises, LLC does not maintain any relationship with Crowfly other than as a shareholder and no insider of Crowfly has any interest in Funding Enterprises, LLC.

      HENDRIX & GANDY LLC. Hendrix & Gandy, LLC is a founding shareholder of Crowfly, and acquired its shares in connection with the formation of Crowfly. All investment decisions of Hendrix & Gandy, LLC are made by its manager Ron Hendrix. Hendrix & Gandy, LLC does not maintain any relationship with Crowfly other than as a shareholder and no insider of Crowfly has any interest in Hendrix & Gandy, LLC.

      GANDY ASSOCIATES LLC. Gandy Associates, LLC is a founding shareholder of Crowfly, and acquired its shares in connection with the formation of Crowfly. All investment decisions of Gandy Associates, LLC are made by its manager John Gandy. Gandy Associates, LLC does not maintain any relationship with Crowfly other than as a shareholder and no insider of Crowfly has any interest in Gandy Associates, LLC.

      JOHN W. EVANS. In January 2003, John W. Evans was issued 2,000,000 shares of Crowfly common stock in consideration of his $10,000 investment or $0.005 per share. Mr. Evans does not maintain any relationship with Crowfly other than as a shareholder.

      LOUIS AND JEAN BACIG. In January 2003, Louis and Jean Bacig were issued 1,000,000 shares of Crowfly common stock in consideration of their $5,000 investment or $0.005 per share. Louis and Jean Bacig do not maintain any relationship with Crowfly other than as shareholders.

      TERRY KINDER. In January 2003, Terry Kinder was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share. Mr. Kinder does not maintain any relationship with Crowfly other than as a shareholder.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. Crowfly will pay Cornell Capital 5% of each advance as an additional fee.

      Pursuant to the Equity Line of Credit, Crowfly cannot draw more than $150,000 every seven trading days or more than $3 million over twenty-four months.

      For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS                            $1,000,000    $2,000,000    $3,000,000

NET PROCEEDS                                $865,000    $1,815,000    $2,765,000

USE OF PROCEEDS:                              AMOUNT        AMOUNT        AMOUNT
--------------------------------------------------------------------------------
Repayment of Notes, Related Parties(1)       $17,140       $35,965       $54,790
Sales and Marketing                          $53,478      $112,211      $170,945
Administrative Expenses, including
  salaries                                  $320,869      $673,268    $1,025,667
Reduction of Accounts Payable               $342,809      $719,304    $1,095,798
General Working Capital                     $113,564      $238,287      $363,010
Capital Equipment                            $17,140       $35,965       $54,790
                                            --------    ----------    ----------
TOTAL                                       $865,000    $1,815,000    $2,765,000
                                            ========    ==========    ==========

(1) These amounts reflect loans anticipated to be made by related parties to Crowfly prior to Crowfly's receipt of funds from sale of shares of its common stock to Cornell Capital under the Equity Line of Credit.

                                    DILUTION

      The net tangible book value of Crowfly as of June 29, 2003 was $0.00 or $0.00 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Crowfly (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Crowfly, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an assumed offering price of $0.05 per share.

      If we assume that we had issued 60,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.05 per share, less retention fees of $150,000 and offering expenses of $85,000, our net tangible book value as of June 29, 2003 would have been $2,765,000 or $0.0042 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0042 per share and an immediate dilution to new stockholders of $0.0458 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                 $0.0500
Net tangible book value per share before this offering        $0.00
Increase attributable to new investors                      $0.0042
                                                            -------
Net tangible book value per share after this offering                   $0.0042
                                                                        -------
Dilution per share to new stockholders                                  $0.0458
                                                                        =======

      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                        DILUTION
                      ASSUMED       NO. OF SHARES      PER SHARE
                   OFFERING PRICE    TO BE ISSUED   TO NEW INVESTORS
                   --------------    ------------   ----------------
                      0.0500          60,000,000        0.0458
                      0.0375          80,000,000        0.0335
                      0.0250         120,000,000        0.0212
                      0.0125         240,000,000        0.0092

                              EQUITY LINE OF CREDIT

SUMMARY

      On January 10, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $3 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 95% of, or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital will be entitled to retain 5% of each advance under the Equity Line of Credit. In addition, Crowfly issued to Cornell Capital a convertible debenture in the amount of $150,000 which is convertible in to shares of Crowfly common stock at a conversion price of 150% of the closing bid price on the first day of trading of Crowfly common stock or 95% of the closing bid price of the commons tock on the day immediately preceding the conversion date, as a one-time commitment fee. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. will receive shares of our common stock equal to $10,000, based on the closing bid price of our common stock on its first day of trading. At an assumed first trading day closing bid price of $0.01, we would issue to Westrock Advisors, Inc. 1,000,000 shares of our common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

EQUITY LINE OF CREDIT EXPLAINED

      Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence.

      We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $3 million or twenty-four months after the effective date of the accompanying registration statement, whichever occurs first.

      The amount of each advance is subject to a maximum amount of $150,000, and we may not submit an advance within seven trading days of a prior advance. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital regarding the distribution of such stock, although Cornell Capital has indicated that intends to promptly sell any stock received under the Equity Line of Credit.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at an assumed price of $0.05 per share, we would issue 60,000,000 shares of common stock to Cornell Capital for gross proceeds of $3 million, the maximum amount available under the Equity Line of Credit. These shares would represent 9.02% of our outstanding common stock upon issuance.

      If our stock price declines, we will be required to issue additional shares of our common stock to fully utilize the Equity Line of Credit. This increase in the number of shares to be issued is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at an assumed price of $0.05 per share and 25%, 50% and 75% discounts to the such assumed price.

   Purchase Price                 $0.0500      $0.0375      $0.0250      $0.0125
   No. of Shares(1)            60,000,000   80,000,000  120,000,000  240,000,000
   Total Outstanding (2):     665,050,000  685,050,000  725,050,000  845,050,000
   Percent Outstanding (3):         9.02%       11.68%       16.55%       28.40%
   Gross Proceeds              $3,000,000   $3,000,000   $3,000,000   $3,000,000

(1) Represents the number of shares of common stock to be issued to Cornell Capital under the Equity Line of Credit at the prices set forth in the table.
(2) Represents 605,050,000 shares outstanding as of October 15, 2003, together with the issuance of the shares to Cornell Capital under the Equity Line of Credit.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

      Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Line of Credit, Crowfly issued to Cornell Capital a convertible debenture in the amount of $150,000 which is convertible in to shares of Crowfly common stock at a conversion price of 150% of the closing bid price on the first day of trading of Crowfly common stock or 95% of the closing bid price of the commons tock on the day immediately preceding the conversion date, as a one-time commitment fee. In addition, we will issue shares of common stock to Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as compensation for its services as a placement agent, equal to approximately $10,000 based on the closing bid price on the first day of trading of Crowfly's common stock. At an assumed first trading day closing bid price of $0.01, we would issue to Crowfly 1,000,000 shares of our common stock.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital will pay us 95% of, or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital will retain 5% of the proceeds received by us under the Equity Line of Credit, and Crowfly issued to Cornell Capital a convertible debenture in the amount of $150,000 which is convertible in to shares of Crowfly common stock at a conversion price of 150% of the closing bid price on the first day of trading of Crowfly common stock or 95% of the closing bid price of the commons tock on the day immediately preceding the conversion date, as a one-time commitment fee. The 5% discount, the 5% retention and the one-time commitment fee are underwriting discounts. In addition, we engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. will receive shares of our common stock equal to approximately $10,000 based on the closing bid price on the first day of trading of Crowfly's common stock. At an assumed first trading day closing bid price of $0.01, we would issue to Westrock Advisors, Inc. 1,000,000 shares of our common stock.

      Cornell Capital was formed in February 2000 as a Delaware limited partnership. Cornell Capital is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. For its services, Westrock Advisors, Inc. will receive shares of our common stock equal to approximately $10,000, based on the closing bid price on the first day of trading of Crowfly's common stock. At an assumed first trading day closing bid price of $0.01, we would issue to Westrock Advisors, Inc. 1,000,000 shares of our common stock. The offering expenses consist of: a SEC registration fee of $1,780, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $15,720. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

GENERAL

      The following plan of operation should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto included herein. The information contained below includes statements of Crowfly's or management's beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For a discussion on forward-looking statements, see the information set forth in the Introductory Note to this registration statement under the caption "Forward Looking Statements", which information is incorporated herein by reference.

PLAN OF OPERATION

      Crowfly is a start-up business that has not yet commenced operations and has not had revenue since inception. We expect to commence operations upon receipt of funding under the Equity Line of Credit. As of June 29, 2003, Crowfly had total assets of $100 and an accumulated deficit of $5,000. During the next twelve months, Crowfly intends to develop and implement the Crowfly Business Model. The Crowfly Business Model is expected to develop software to connect retailers directly to manufacturers in a real-time electronic marketplace, bypassing the traditional wholesale distributor. It is anticipated that the Crowfly Business Model will enhance efficiencies and increase the margins throughout the supply chain. Crowfly intends to first implement the Crowfly Business Model in the hardware industry, and thereafter, in other industries where the wholesale distributor is fundamental to the supply chain.

      Management recognizes that Crowfly must receive financing to develop and implement its business plan for the Crowfly Business Model. Management anticipates that the estimated capital requirement to develop its business model for sale will be approximately $1,750,000, which funding is expected to come from the Equity Line of Credit. Crowfly does not have any other commitments for capital. Funding under the Equity Line of Credit will become available only after the accompanying registration statement is declared effective by the SEC. If such event should not occur, the accompanying financial statements will be materially affected.

      Crowfly currently has three employees and does not anticipate any significant changes in its number of employees. Further, Crowfly does not expect to purchase or sell plant or other significant equipment in the near term.

LIQUIDITY AND CAPITAL RESOURCES

      Crowfly expects to commence operations upon receipt of funding under the Equity Line of Credit. Crowfly expects that the development of its business model will cost approximately $1,750,000, which funding is expected to come from the Equity Line of Credit. Crowfly does not have any other commitments for capital. Funding under the Equity Line of Credit will become available only after the accompanying registration statement is declared effective by the SEC.

      On January 1, 2003, Crowfly entered into a written employment agreement with each of William E. King, III, Robert A. Gillgrist and M. Phillip Wagoner. Each employment agreement is for a term of two (2) years. However, both the employee and Crowfly can terminate the employment agreement upon thirty (30) days prior notice. The annual salary for each employee under his respective employment agreement is $84,000. The employees are also entitled to health, disability and life insurance in accordance with Crowfly's existing insurance contracts and policies, if any.

      Below is a description of the Equity Line of Credit.

      On January 10, 2003, Crowfly entered into an Equity Line of Credit Agreement with Cornell Capital. Under this agreement, Crowfly may issue and sell to Cornell Capital common stock for a total purchase price of up to $3 million. Subject to certain conditions, Crowfly will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 95% of, or a 5% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $150,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital received a one-time commitment fee in the form of a convertible debenture in the amount of $150,000 which is convertible into shares of Crowfly common stock at a conversion price of 150% of the closing bid price on the first day of trading of Crowfly common stock or 95% of the closing bid price of the common stock on the day immediately preceding the conversion date.

In addition, Crowfly entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, Crowfly will issue shares of its common stock to Westrock Advisors, Inc. equal to $10,000 based on the closing bid price on the first day of trading of the common stock. At an assumed first trading day closing bid price of $0.01, Crowfly would issue to Westrock Advisors, Inc. 1,000,000 shares of its common stock.

      Crowfly expects to raise sufficient cash through these means to meet its short-term capital requirements. However, no assurance is given that Crowfly's registration statement, once filed, will ultimately be declared effective by the SEC. Nor can there be any assurance given that Crowfly will be able to raise sufficient funds to meet long-term capital needs. Crowfly may also seek alternative sources of financing, including from more conventional sources such as bank loans and credit lines. However, no assurances can be given that Crowfly will be able to meet its needs through the sale of securities or otherwise. Further, the availability of any future financing may not be on terms that are satisfactory to Crowfly.

      From time to time, Crowfly may evaluate potential acquisitions involving complementary businesses, content, products or technologies. Crowfly has no present agreements or understanding with respect to any such acquisition. Crowfly's future capital requirements will depend on many factors, including growth of Crowfly's business, the success of its operations, economic conditions and other factors including the results of future operations.

SUBMISSION OF MATTERS TO A VOTE OF STOCK HOLDERS

      There are no pending matters to be voted on by the stockholders at this time.

                             DESCRIPTION OF BUSINESS

      Crowfly was incorporated in Nevada on August 16, 2002 under the name Project IV, Inc. On November 15, 2002, Crowfly entered into an Asset Purchase Agreement with William E. King, III, M. Phillip Waggoner and Robert A. Gillgrist to purchase the business plan for the "Crowfly e-Commerce Models for B2B" (hereinafter the "Crowfly Business Model"). Messrs. King, Waggoner and Gillgrist were issued 3,600,000 shares of Crowfly common stock in consideration for the Crowfly Business Model. As a result of a one hundred for one (100-for-1) common stock split effective as of April 15, 2003, Messrs. King, Waggoner and Gillgrist were issued an aggregate of 360,000,000 shares in connection with the Crowfly Business Model.

      Crowfly is a start-up business that has not yet commenced operations. We expect to commence operations upon receipt of funding under the Equity Line of Credit. To date, we have focused our attention to organizational matters. Crowfly is a development stage company which intends to develop and implement the Crowfly Business Model. Crowfly intends to install, own and manage electronic distribution centers which operate in business to business (B2B) environments. The Crowfly Business Model expects to develop software to connect retailers directly to manufacturers in a real-time electronic marketplace, thus bypassing the traditional wholesale distributor. It is anticipated that the Crowfly Business Model will enhance efficiencies and increase the margins throughout the supply chain. Crowfly intends to first implement the Crowfly Business Model in the hardware industry, and thereafter, in other industries where the wholesale distributor is fundamental to the supply chain. Below is an in-depth review of Crowfly's plans for the implementation of the Crowfly Business Model and the markets in which we intend to concentrate.

MARKET NICHE

      Crowfly believes hardware industry trends, as well as those of the consuming public, have created an environment is more receptive to the e-Commerce business model described herein. Some of the indicators supporting this belief are listed below.

      BIG CHAINS PRESSURING MANUFACTURERS. Manufacturers, as well as retailers, have been and continue to be squeezed by "big box" retailers like Home Depot, Wal-Mart and Lowe's. They are pressured to provide smaller orders, more often, and with price concessions based on volume. These concessions are not passed on to the smaller independent retailers. Thus, the retailer struggles to be competitive in the face of already high product costs, labor costs and intense price competition from the big box stores.

      POWER SHIFTING FROM THE SELLER TO THE BUYER. Internet technology has made it easier for business people to find and do business with competitive vendors and suppliers; and thus, they have begun to go "online" to find alternative supply companies. One reason for the shift is that "switching cost", (the cost associated with changing vendors) has been dramatically reduced. Computer technology and the Internet have made it possible for procurement people to search out and acquire new product lines with out ever having a face to face meeting with the new vendor's sales representative.

      Buyers are demanding on-line self service because it is so much more convenient and efficient. The growing trend is that more and more the corporate world is responding with various forms of on-line service.

      SUPPLY CHANNEL LOADED WITH INEFFICIENCIES. While manufacturers have been diligent in trying to take cost out the supply chain, the distributor link has not. According to industry leaders, upwards of 40% of the "cost of goods to the retailer" is attached to the distributor link. Because the traditional distribution model is people and real estate intensive, it is difficult to make the kind of cost cuts necessary to substantially enhance the retailers' position. An Internet technology distribution model that requires no real estate, no paper, and only a very few people can affect the margin enhancing cuts today's retailers are struggling to find.

      MASS COMMUNICATION IS GIVING WAY TO MASS CUSTOMIZATION. Internet technology has made "one to one" marketing an absolute reality. Users can view merchandise and place orders the way they want, when they want, with better prices than ever before.

      E-COMMERCE BUSINESSES RECEIVING SIGNIFICANT BENEFITS FROM ONLINE SERVICE. The Aberdeen Research Group reported in 2000 the following:

      - An average online "order" costs $30.00...average manual orders cost $107.00.

      -     Internet  "answers"  cost  10-20   cents...telephone   answers  cost
            $10.00-$20.00.

      -     Business-to-business product returns are reduced 40%-80%.

      - "Annual total" orders online are 20% higher than manual annual total orders.

      - Cross merchandising and up-sells are more effective online than phone, fax or in person.

      The bottom line, according to the Aberdeen Group, is that B2B customers are beginning to shift away from companies that do not offer self-service systems.

MARKETING

      VALUE PROPOSITION

      Because Crowfly is driven to maximize efficiency through IT leverage and operational excellence, Crowfly expects to deliver hard-lines merchandise with the best "total price" in the business. Best "total price" has two components,
(1) the best deliverable price, and (2) additional service benefits. This value promise is deliverable at both retail and manufacturer levels.

      REVENUE MODEL

      Crowfly revenues are expected to be the result of the efficiencies it delivers over the traditional distribution model. The strategy is to leverage IT efficiencies to transform wholesaler operating expense into revenues. The following identifies the projected sources of revenue. Totals represent 100% of cost to retailer.

      According to industry research, in the traditional model, line items processing/paper, sales administration, freight, warehousing and profit margin represent an estimated 37% of the total cost to the retailer. They represent 22% of total to retailer in the e-Commerce model. The Crowfly Business Model captures 15 cost points from the traditional model. It is able to achieve this and deliver an additional six points of profit margin.

                                     TRADITIONAL             CROWFLY
                                     DISTRIBUTION           E-COMMERCE
                                     ------------           ----------
           Cost from                    63%                   63%
           manufacturer
           Processing/paper             4 %                    1%
           Sales admin.                 7 %                    2%
           Freight cost                 6 % = 37%             4 % = 22%
           Warehousing cost             11%                     %
           Profit margin                9 %                   15%
                                                              85%
           Captured margin                                    15%
                                      100 %                  100%

      PRODUCT STRATEGY

      Initially, Crowfly expects to provide an online catalog of merchandise and
associated   benefits  available  24/7  at  prices  rivaling  those  here-to-for available only to big box stores.

      The online solution will replace expensive, and error prone, orders sheets and replicate existing purchasing software products used by retailers.

      It will provide customized part numbers and pricing, simple personal order templates and a defined order entering method. It will deliver real time product availability and order status.

      The site will be simple, intuitive to users, and require minimum training.

      The Crowfly front-end and back-end will be fully integrated in real time providing inventory data, financial data, and order tracking data to all retailers. It was reported in a white paper prepared by Cambar Software Inc. (April of 2001) that less than 10% of all e-Commerce sites today are fully integrated.

      Initially, Management projects the Crowfly site will be scaled to accommodate the following:

      - Order functionality for 5,000 customers...average wholesaler has 3,800 customers.

      - Catalog inventory of 70,000 SKUs (stock keeping unit)...average wholesaler offers 58,000 SKUs.

      -     Vendor  capacity  will be  commensurate  with the delivery of 70,000
            SKUs.

FUNCTIONALITY

      Site functionality will be developed in carefully measured steps. What follows here is the "function outline" initially planned for the site. It will undergo continual modification as the concept is moved through the "open for business" phase and into the first year of operation. The objective with regard to "functionality" is to eliminate buyer pain and enhance intuitive usability.

      A. OVERVIEW. The Crowfly e-commerce site will serve three types of users:

            1.    Retailers

            2.    Suppliers

            3.    Administrators

      B.    BROWSER.  To include the following:

            1.    General description or overview of site (home page)

            2.    Information about the company (about us)

            3.    Easy access to Crowfly employee or administrator (contact us)

      C.    RETAILER WILL:

            1.    Log in as per a user name with a password

            2.    Go to his personal order desk and find:

                  a. Message information about pending order and past order formatting

                  b. Quick links showing how to: - get started (initial sign up detail) - change passwords - view order template alternatives

                  c.    View announcement inputs from the company

                  d.    Search for information about manufacturer members

                  e.    View products currently featured as special offerings

                  f.    View context-sensitive help on each page

            3.    Interact with catalog:

                  a.    Browse inventory

                  b.    Search by UPC, manufacturer, or product category

                  c.    Obtain and compare inter-brand pricing detail

                  d.    Calculate    estimated   savings   versus    traditional
distribution model

            4.    Order entry:

                  a.    Add products to order

                  b.    Place order

                  c.    Obtain shipping detail

                  d.    Enter purchase order number

                  e.    Select, and or change billing address

                  f. Edit any of above: product selection, payment detail, billing address, quantity

                  g.    Submit order

                  h.    View order and potential savings earned

                  i.    Add product from order template

                  j.    Approve final order

                  k.    Print hard copy of order

            5.    Personal order file allows retailer to:

                  a.    Conduct search orders previously made (by P.O. number)

                  b.    Conduct search of orders by Crowfly order number

                  c.    Conduct search of orders by part number

                  d.    Get order detail

                  e.    Request return

            6.    Company profile (not available to all customer employees):

                  a.    Address  management   (address  data  for  all  customer
locations)

                  b. User management (detail regarding all customers approved to place orders)

            7.    User  profile   (available  to  all  customer   users)  allows
individuals to make changes to their personal data package

      D.    SUPPLIER WILL:

            1.    Log in or out with supplier ID:

                  a.    View all quick links

                  b.    View all announcements

            2.    Interact with product management function (product status):

                  a.    Add product

                  b. Change product status (in, out of stock, special offers, etc.)

                  c.    Delete SKUs from offering

            3.    View personal order files:

                  a.    Did ship

                  b.    Did not fully ship

                  c.    Returns

                  d.    Search by P.O., order number or part number

            4.    Company profile--same as retailer except profile information

            5. User profile--same as retailer without order templates; Administrator will:

                  a.    Log in or out with user ID

                  b.    Add announcements

                  c.    View and edit all user information

                  d.    Catalog management

                        i.    Add product

                        ii.   Delete product

                        iii.  Edit existing content by

SOFTWARE DEVELOPMENT PROCESS

      Crowfly believes that construction of the Crowfly Business Model site can, for the most part, be accomplished by stitching together pieces of existing software which will operate in a seamless fashion.

      A "to be determined" amount of vendor time will have to be spent writing and inserting product refinements that have not yet been identified. As these are identified, they will be validated, constructed and implemented.

      Crowfly estimates it will take approximately four to six months after funding to develop software for the Crowfly site. There are two reasons for this estimate. First, much of the code needed for the Crowfly Business Model currently exists. Second, the software development process requires less time today than it did even a year ago. The speed with which the e-Commerce industry is growing has driven vendors to become more efficient, more timely. lmagoQA, an e-Business software testing and consulting firm, reported recently that the average software development cycle has been compressed from 18 months to 18 weeks.

      Crowfly is currently talking with Ulanji, Inc., of North Charleston, South Carolina, regarding the development of the required code and hosting accommodations. They are experienced in the design development and implementation of B2B software products for supply chain management. They own the intellectual property rights to a model which can be modified with a reasonable amount of time and effort to satisfy the specific needs and deliverables of Crowfly. They are the lead candidate for the package development for several reasons:

      -     Extensive experience in B2B software systems

      -     An interest in developing product for business spaces such as this

      -     Located nearby for easy access

      -     Willing to host and manage the site on a long term basis

      - Offer a development structure that seems to be reasonably priced and timely

      The phases of software development are as follows:

      1.    Requirements Gathering:

            a.    Define  total  e-Commerce  business  model  for  the  Hardware
Industry

            b. Execute usability study with customers (50-100 retailers): likes, dislikes, concerns

            c. Execute usability study with manufacturers (10-20): likes, dislikes, concerns

            d.    Target list of software vendor candidates

      2.    Development:

            a.    Design and develop retail web application

            b.    Design and develop supplier web application

            c.    Design and develop administrator web application

            d.    Design and develop back office application

      3.    Testing

      4.    Implementation:

            a.    Load data (suppliers, customers, users)

            b.    Create "help documentation"

            c.    Conduct training for Crowfly employees

TARGETING STRATEGY

      Crowfly has three primary targets. Isolating and obtaining the first target is fundamental to the efficient acquisition of targets two and three. In order of importance these are:

      A. DISTRIBUTOR PARTNER. Crowfly will identify and seek the alliance of an existing distributor of hardware products. An alliance of this sort will provide the most efficient path to the marketplace. There are four reasons for this belief.

            1. Knows the business. A distributor's base of knowledge will be invaluable in keeping the Crowfly concept on track and sharply focused.

            2. Has most to lose. As the business begins to shift from the traditional to the e-Commerce model, the distributor stands most vulnerable and has the most to lose. Conversely, the distributor stands to gain the most if willing to embrace the new model and get in front of the power curve.

            3. Knows manufacturers, knows retailers. The distributor base of business is an existing set of manufacturers and retailers, which is the perfect environment for incubating the Crowfly Business Model.

            4. Instant sales staff. The distributor's current sales force represents a jumpstart opportunity for selling Crowfly to retailers. These people are in the field every day and are hungry for "good news" to take to the trade.

      The best candidate for this role is likely a successful regional distributor who wants continued growth; is somewhat limited by geography and is hesitant to commit the resources necessary to compete on the national level.

      B. MANUFACTURERS WITH MERCHANDISE TO SELL. Manufacturers of quality hard-line merchandise. Crowfly will attract manufacturers to the Crowfly Business Model by demonstrating the benefits of such a relationship. Initially they are:

      -     Incremental sales

      -     Improved margins

      -     Lower cost of sales

      -     Enhanced order accuracy

      -     Enhanced product exposure

      -     Fewer returns

      -     Catalog maintenance and support

      -     Better communications with retailer

      -     Less big box dependence

      -     Paperless business

      -     Improved market knowledge

      C. INDEPENDENT RETAILERS TO BUY. Retailers currently operating hardware stores, home centers, paint stores and lumber yards. Crowfly will attract retailers by demonstrating the benefits they can expect as a result of doing business with the Crowfly Business Model:

      -     Better pricing

      -     Easy ordering

      -     Order 24/7 for increased convenience

      -     More accurate orders

      -     Enhanced product selection

      -     Single order point

      -     Paperless business

      -     Built in freight

      -     Personalized order format

      -     Online community

      According to a 2002 hardware industry report, there are 65,000-70,000 independent hardware stores in the country today.

BRAND NAME AND THEME LINE

      The brand name and theme line will be as follows: "Crowfly, Buy Better. Earn More." Crowfly is the working brand name for the hardware package. The required trademark work will be completed when the concept is funded. However, as the Crowfly Business Model moves from industry to industry, it will likely be given industry specific brand names. Names that can be attached to the corporate entity set up specifically for a particular industry. For example, the furniture model brand may end up being something like MakersMart.

PRICING STRATEGY

      Research conducted in July of 2001 by NewMarket Research Associates among 500 retailers revealed that over 60% of the respondents would seriously consider "switching" to an online supply company for a cost savings of between 1% and 15%. Forty percent said they would be "very interested" in a supply company that allowed them to price more closely with the big chains and just over 50% said they would prefer to work directly with the manufacturer.

      Crowfly's pricing strategy is expected to be designed to exploit these attitudes. A portion of the captured margin (15% vs. traditional model), likely 5%-8% will be used to enhance the retailer margin.

      Crowfly is prepared to assign 2%-4% of the captured margin to the manufacturer. The intent is to insure the notion that the manufacturer will be able increase its customer base without the promulgation of "big box" price concessions.

      Another reason to incentivise the manufacturer is that they will be asked to pack and ship smaller orders, more often. A margin allowance in the early stages will offset some of that cost.

ADVERTISING/PROMOTION STRATEGY

      There are expected to be three parts to the initial advertising strategy. The objectives of each are described as follows: Attract a distributor, sell and sign manufacturers, sell and sign retailers.

      A. ATTRACT A DISTRIBUTOR. Crowfly will use "one on one" tactics to attract and form an alliance with the appropriate distributor. Industry contacts and internet research will provide the information needed to identify the best candidates. Meetings will then be set to present and sell the alliance opportunity.

      B. SELL AND SIGN MANUFACTURERS. An awareness campaign for the concept and brand will be created and packaged for use in attracting manufacturers. The "factory campaign" will position the brand, as well as to instruct and inform manufacturers regarding all operational aspects of doing business via the Crowfly Business Model.

      The factory campaign will be implemented via direct mail, e-mail and an "e-sign-up center" website. Distributor partner's procurement people will be used to present, pitch and sign-up manufacturers to the Crowfly concept. The company will develop a "sell-in process" for use by distributor personnel. Once materials are produced, the distributor personnel will be trained to sell and sign manufacturers.

      C. SELL AND SIGN RETAILERS. Public relations, traditional trade advertising, e-mail and the e-sign-up website will be utilized to attract retailers to Crowfly. The "retailer campaign" will position the brand as well as to inform how each can participate in Crowfly. Interested retailers will be directed to the e-sign-up site where they can obtain the necessary information or request contact from a Crowfly sales person.

      Distributor sales people will "pitch and sign" retailers as part of their normal calling-on-the-trade process. A "sales process" will be developed specifically for these employees. This program will be created and implemented by the Crowfly principals.

RESEARCH AND DEVELOPMENT STRATEGY

      Crowfly will keep in constant contact with retailers, manufacturers and out source partners in an effort to continually refine the product. Management will relentlessly strive to deliver more usable value to its customers than any of its competition.

      Crowfly's ultimate success is based upon its ability to replicate and implement the fundamental Crowfly Business Model in other industries. An immediate objective will be to develop the process by which these industry selection decisions are made.

      There are numerous spin-off products, services, even businesses that will fall out of the original concept. Ongoingly, the recognition and analysis of likely potential levels for each will be a critical part of the R&D effort.

                                   MANAGEMENT

      As of October 15, 2003, the directors and executive officers of Crowfly, their age, positions in Crowfly, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:

NAME OF DIRECTOR/
 EXECUTIVE OFFICER       AGE    POSITION                    PERIOD SERVED
 -----------------       ---    --------                    -------------

William E. King, III       47   Chairman of the Board of    January 2003 to date
                                 Directors, President
                                 and CEO

Robert A. Gillgrist        59   Chief Operations            January 2003 to date
                                 Officer, Chief
                                 Financial Officer and
                                 Director

M. Phillip Waggoner        57   Chief Officer of            January 2003 to date
                                 Business Development
                                 and Director


      None of Crowfly's directors or executive officers is a director of any company that files reports with the SEC. None of the Company's directors has been involved in any bankruptcy or criminal proceeding (excluding traffic an other minor offenses), nor has been enjoined from engaging in any business.

      Crowfly's directors are elected at the annual meeting of stockholders and hold office until their successors are elected. Crowfly's officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

WILLIAM E. KING, III

      William E. King, III was named President, Chief Executive Officer and Chairman of the Board of Directors of Crowfly in January 2003. In addition, since 1999, Mr. King has been engaged in real estate development as a managing member of both Tilly Island, LLC and Wateree River, LLC. Also, since 2000, Mr. King has been a partner in the consulting firm of wizBang Company. Previously, Mr. King had built Employee Resource Management, an employee leasing company in Charleston, South Carolina, from $5,000,000 in sales to $53,000,000 and successfully completed the sale of the company. He was the 1994 recipient of Ernst and Young's Entrepreneur of the Year Award for Emerging Companies. Mr. King is experienced in areas of operations, marketing, finance, sales process, training, equity packaging, human resources and motivation.

ROBERT A. GILLGRIST

      Robert A. Gillgrist was named Chief Operations Officer, Chief Financial Officer and a Director of Crowfly in January 2003. In addition, since January 2001, Mr. Gillgrist has been a partner in the consulting firm of wizBang Company. From December 1999 to January 2001, Mr. Gillgrist was President of RAG, Inc., a management consulting company. From May 1996 to December 1999, Mr. Gillgrist was Vice President for Operations for the Southeast Division of Intellisource, an outsourcing company that specializes in managing back offices for companies. Prior to such experience, Mr. Gillgrist spent twenty-five years with Westinghouse. As a management consultant, Mr. Gillgrist has worked for clients like Pricewaterhouse Coopers, Shell Oil Company, Mile High Properties and Pitney-Bowes. Mr. Gillgrist brings experience in operations, IT, finance, human resource and marketing. Mr. Gillgrist received a B.S. in Mathematics from Slippery Rock University. He continued his education sponsored by Westinghouse with graduate level work at the University of Pittsburgh and the University of West Virginia. He attended the Young Executive Management Business School
Program at Penn State in preparation for management assignments within Westinghouse. While there he was named to lead an internal consulting team charged with the enhancement of productivity and profitability of business units within the Westinghouse universe.

M. PHILLIP WAGGONER

      M. Phillip Waggoner was named Chief Officer of Business Development and a Director of Crowfly in January 2003. In addition, since 2000, Mr. Waggoner has been a partner in the consulting firm of wizBang Company. Also, since 1997, Mr. Waggoner has been a developer of Newpoint Corners, a commercial area in Beaufort, South Carolina. From July 1998 to 2000, Mr. Waggoner worked as an independent marketing consultant. Previously, Mr. Waggoner spent twenty-five years in the marketing communications business. Mr. Waggoner was a senior partner at Carmichael Lynch, and advertising agency in Minneapolis, MN. When he began his time at the agency, it had about 30 employees and annual billings of about $15,000,000. When he sold his interest in the agency, it had in excess of 200 employees and billings approaching $220,000,000. At the agency, Mr. Waggoner helped build brands for Schwinn (bicycles), Avia (athletic shoes), Mercruiser (sterndrives), Polaris (snowmobiles), Rollerblade, Mack Trucks, Gateway Computers, National Car Rental, Zebco (fishing tackle) and Harley-Davidson. In his role as senior partner he was responsible for corporate strategy development and business development. The experience Mr. Waggoner brings to Crowfly is in the areas of advertising, public relations, marketing, strategy development and business development.

EXECUTIVE COMPENSATION

      To date, Crowfly has not paid any salary or issued options, and has not entered into any Long-Term Incentive Plan Awards. Crowfly began to accrue salary for its executive officers on July 1, 2003.

COMPENSATION OF DIRECTORS

      None of the directors are paid for their service on the Board of Directors.

EMPLOYMENT AGREEMENTS

      On January 1, 2003, Crowfly entered into a written employment agreement with each of William E. King, III, Robert A. Gillgrist and M. Phillip Wagoner. Each employment agreement is for a term of two (2) years; however, both the employee and Crowfly can terminate the agreement upon thirty (30) days prior notice. The annual salary for each employee under his respective employment agreement is $84,000. The employees are also entitled to health, disability and life insurance in accordance with Crowfly's existing insurance contracts and policies, if any.

COMMITTEES OF THE BOARD OF DIRECTORS

      Currently, Crowfly does not have any executive or standing committees of the Board of Directors.


                                  DESCRIPTION OF PROPERTY

      Crowfly currently maintains its principal office, rent-free, at the home of its President and Chief Executive Officer, William E. King, III, which office is located at 220 Williams Street Extension, Mount Pleasant, South Carolina 29464.


                                      LEGAL PROCEEDING

      None.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information with respect of the beneficial ownership as of October 15, 2003 for any person who is known to Crowfly to be
(i) the beneficial owner of more than 5% of Crowfly's common stock; (ii) an officer or direct; and (iii) all directors and executive officers as a group.

        SECURITY OWNERSHIP BY MANAGEMENT AND OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------
                                                         AMOUNT AND
                                                         NATURE OF
                NAME                                     BENEFICIAL  PERCENTAGE
TITLE OF CLASS   ADDRESS OF BENEFICIAL OWNER             OWNERSHIP   OF CLASS(1)
--------------  --------------------------------------   ---------   -----------
Common          Great West LLC(2)                       60,000,000(D)   9.9%
                1960 Stickney Point Road, Suite 207
                Sarasota, Florida 34231

                Quandry LLC(3)                          60,000,000(D)   9.9%
                2033 Main Street, Suite 600
                Sarasota, Florida 34237

                William E. King, III                   120,000,000(D)  19.8%
                220 Williams Street Extension
                Mount Pleasant, South Carolina 29464

                Robert A. Gillgrist                    120,000,000(D)  19.8%
                220 Williams Street Extension
                Mount Pleasant, South Carolina 29464

                M. Phillip Wagoner                     121,000,000(D)  20.0%
                220 Williams Street Extension
                Mount Pleasant, South Carolina 29464

                Officers and Directors as a group      361,000,000(D)  59.7%

*     Less than 1%.

  (1) Applicable percentage of ownership is based on 605,050,000 shares of common stock outstanding as of October 15, 2003 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 15, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

  (2) Macella Mica may be deemed to be a beneficial owner of the shares of common stock owned by Great West, LLC, because as the manager of Great West, LLC, she has the power to direct the voting and disposition of such shares. Ms. Mica, however, specifically disclaims beneficial ownership of all shares held by Great West, LLC.

  (3) Holly M. Hawk may be deemed to be a beneficial owner of the shares of common stock owned by Quandry, LLC, because as the manager of Quandry, LLC, she has the power to direct the voting and disposition of such shares. Ms. Hawk, however, specifically disclaims beneficial ownership of all shares held by Quandry, LLC.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

      Crowfly has not adopted any equity compensation plan.

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

      Eachof William E. King, III, Robert A. Gillgrist and M. Phillip Waggoner has entered into a two year employment agreement with Crowfly, whereby each is paid an annual salary of $84,000. The employees are also entitled to health, disability and life insurance in accordance with Crowfly's existing insurance contracts and policies, if any.

      Mr. Waggoner has made an investment in Crowfly of $5,000. Mr. Waggoner received 1,000,000 shares of stock for his $5,000 investment or $0.005 per share.

      Crowfly currently maintains its principal office, rent-free, at the home of its President William E. King, III.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      As of the filing of this registration statement, there is no public market for shares of Crowfly's common stock. Crowfly anticipates that shares of its common stock will be traded on the Over-the-Counter Bulletin Board.

      Crowfly presently is authorized to issue 5,000,000,000 shares of common stock with $0.001 par value. As of October 15, 2003, there were fourteen holders of record of Crowfly's common stock and 605,050,000 shares issued and outstanding.

      Crowfly is also authorized to issue 10,000,000 shares of preferred stock having a par value of $0.001 per share. The Board of Directors may from time to time determine the designations, rights and preferences of the Preferred Stock.

DIVIDENDS

      Crowfly has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors and will depend upon, among other factors, on Crowfly's operations, its capital requirements, and its overall financial condition.

CHANGES IN SECURITIES

      In connection with the formation of Crowfly, the following shares of common stock (as calculated after the 100-for-1 stock split of Crowfly's common stock) were issued to the following founding shareholders: 60,000,000 shares were issued to each of Great West, LLC, Quandry, LLC and Old Field Investments, LLC; 20,000,000 shares were issued to each of Amber Run, LLC and Funding Enterprises, LLC; 18,000,000 shares were issued to Gandy Associates, LLC; and 2,000,000 were issued to Hendrix & Gandy, LLC.

      On November 15, 2002, Crowfly issued to Messrs. King, Gillgrist and Waggoner 3,600,000 shares of common stock in connection with the purchase of the Crowfly Business Model. As a result of a one hundred for one (100-for-1) common stock split effective as of April 15, 2003, Messrs. King, Gillgrist and Waggoner were issued an aggregate of 360,000,000 shares in consideration for the Crowfly Business Model.

      On January 10, 2003, Crowfly entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Under the Equity Line of Credit Agreement, Crowfly may issue and sell to Cornell Capital common stock for a total purchase price of up to $3 million. Subject to certain conditions, Crowfly will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 95% of, or a 5% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $150,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital is entitled to a one-time commitment fee of in the form of a convertible debenture in the amount of $150,000 which is convertible in to shares of Crowfly common stock at a conversion price of 150% of the closing bid price on the first day of trading of Crowfly common stock or 95% of the closing bid price of the commons tock on the day immediately preceding the conversion date, as a one-time commitment fee. Cornell Capital is entitled to 5% Retainage of each advance. In addition, Crowfly entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, Crowfly will issue Westrock Advisors, Inc., as a one-time placement agent fee, shares of common stock equal to $10,000 based on the closing bid price on the first day of trading of Crowfly's common stock. At an assumed first trading day closing bid price of $0.01, Crowfly would issue to Westrock Advisors, Inc. 1,000,000 shares of its common stock.

      In January 2003, John W. Evans was issued 2,000,000 shares of Crowfly common stock in consideration of his $10,000 investment or $0.005 per share.

      In January 2003, Louis and Jean Bacig were issued 1,000,000 shares of Crowfly common stock in consideration of their $5,000 investment or $0.005 per share.

      In January 2003, Terry Kinder was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share.

      In January 2003, M. Phillip Waggoner was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Crowfly so as to make an informed investment decision. More specifically, Crowfly had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Crowfly's securities.

                            DESCRIPTION OF SECURITIES

GENERAL

      Crowfly's authorized capital consists of 5,000,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001. Effective April 15, 2003, the Board of Directors of Crowfly authorized a 100-for-1 stock split of its common stock. As of October 15, 2003, there were 605,050,000 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a summary description of certain provisions relating to Crowfly's capital stock contained in its Articles of Incorporation and By-Laws and under Nevada Statutes. The summary is qualified in its entirety by reference to Crowfly's Articles of Incorporation and By-Laws and the Nevada law.

COMMON STOCK

      Each  outstanding  share  of  common  stock  has one  vote on all  matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is Crowfly's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

      Crowfly is also authorized to issue 10,000,000 shares of preferred stock having a par value of $0.001 per share. The Board of Directors may from time to time determine the designations, rights and preferences of the Preferred Stock.

WARRANTS

      No warrants are currently outstanding relating to Crowfly's common stock.

OPTIONS

      No options are currently outstanding relating to Crowfly's common stock.

TRANSFER AGENT

      The Transfer Agent for the common stock is Interwest Transfer located at P.O. Box 17136, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

LIMITATION OF LIABILITY:  INDEMNIFICATION

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Crowfly from and against certain claims arising from or related to future acts or omissions as a director or officer of Crowfly. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Crowfly pursuant to the foregoing, or otherwise, Crowfly has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK

      The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Crowfly that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Crowfly's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Crowfly by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of Crowfly's management.

                                     EXPERTS

      Crowfly's balance sheet for the period ended February 28, 2003 was audited by Moore Kirkland & Beauston LLP, independent auditors. The balance sheet is included in this prospectus and incorporated by reference in the Registration Statement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Further included in this prospectus and incorporated by reference in the Registration Statement is Crowfly's unaudited balance sheet for the period ended June 29, 2003. Since Crowfly is a development stage company and has had no activity since February 28, 2003, the June 29, 2003 balance sheet is identical to Crowfly's February 28, 2003 balance sheet, except for the period covered and to reflect the 100-for-1 stock split.

                                  LEGAL MATTERS

      Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                  CROWFLY, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS


                                                                         PAGE(S)
                                                                         -------
Independent Auditor's Report                                                 F-2

Balance Sheet as of February 28, 2003 (Audited)                              F-3

Notes to Balance Sheet                                                       F-4

Balance Sheet as of June 29, 2003 (Unaudited)                                F-5

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors of Crowfly, Inc.
Charleston, South Carolina

      We have audited the accompanying balance sheet of Crowfly, Inc. (the "Company"), a development stage company, as of February 28, 2003. This balance sheet and accompanying notes are the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet and accompanying notes based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the balance sheet and accompanying notes referred to above present fairly, in all material respects, the financial position of Crowfly, Inc. as of February 28, 2003, in conformity with accounting principles generally accepted in the United States.







Charleston, South Carolina
April 1, 2003

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF FEBRUARY 28, 2003


ASSETS:
  Cash                                                                   $   100
                                                                         -------

Total Assets                                                             $   100
                                                                         =======

LIABILITIES AND STOCKHOLDER'S EQUITY:

Current Liabilities
  Due to shareholder                                                     $   100
                                                                         -------

Total Liabilities                                                            100

Stockholders' Equity
 Preferred stock - $0.001 par value;
  10 million authorized;
  none issued and outstanding                                                  0
 Common Stock - $0.001 par value;
  800 million shares authorized;
  6,050,000 shares issued and outstanding                                  6,050

 Paid in capital in excess of par                                        (1,050)
 Deficit accumulated during development stage                            (5,000)
                                                                         -------

  Total stockholders' equity                                                   0
                                                                         -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $   100
                                                                         =======


             See independent auditors' report and accompanying notes

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             NOTES TO BALANCE SHEET
                             AS OF FEBRUARY 28, 2003


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND ANTICIPATED BUSINESS ACTIVITIES

Crowfly, Inc. (the "Company") was incorporated on August 16, 2002 in Nevada.

The Company's shareholders and management have been primarily engaged in pre-opening activities.

The Company will be engaged in the business of on line distribution, providing a self-service e-Commerce tool that connects retailers to manufacturers in a real time electronic marketplace; one that drives distribution efficiencies for the manufacturer and procurement efficiencies for the retailer.

NOTE 2 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001. No shares have been issued as of February 28, 2003

The Company is authorized to issue 800,000,000 shares of common stock with a par value of $0.001. As of February 28, 2003, the Company has issued 6,050,000 shares in exchange for $25,000 in legal expenses which were paid on the Company's behalf and a business plan with a value of $5,000 as estimated by management. The legal expenses are considered stock issuance costs and have been charged against additional paid in capital, accordingly.

NOTE 3 - LINE OF CREDIT

In January 2003, the company entered into a $3,000,000 equity line of credit with an investor, whereby the Company may request funds in exchange for shares of its common stock, which will be issued with a 5% discount from market price. 190,000,000 shares of the Company's common stock have been reserved for this equity line of credit. This line of credit is available with condition that the company files a Registration Statement with the Securities and Exchange Commission (SEC) and its common stock is available for trading on public markets. The Company has not yet completed its Registration Statement with the SEC. The Company has no outstanding balance on this line of credit as of February 28, 2003.

NOTE 4 - CONVERTIBLE DEBENTURE

As part of this equity line of credit, the company issued a $150,000 convertible debenture with a 5% interest rate, which is due on January 2005. Upon maturity, the Company may elect to pay this amount in cash or a common stock equivalent.

                                  CROWFLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                           UPDATE AS OF JUNE 29, 2003

ASSETS:
  Current Assets                                                          $  100
                                                                          ------

Total Assets                                                              $  100
                                                                          ======

LIABILITIES AND STOCKHOLDER'S EQUITY:

Liabilities
  Due to shareholder                                                      $  100
                                                                          ------

Total Liabilities                                                            100

Stockholders' Equity
  Preferred stock - $0.001 par value;
   10 million authorized;
   0 issued and outstanding                                                    0
  Common Stock - $0.001 par value;
   800 million shares authorized;
   (605 million) shares issued and outstanding                             5,000
                                                                          ------

  Deficit accumulated during development stage                           (5,000)

   Total stockholders' equity                                                  0
                                                                          ------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $  100
                                                                          ======

                                  CROWFLY, INC.


WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR OTHER PERSON TO PROVIDE
ANY INFORMATION OR MAKE ANY
REPRESENTATIONS ABOUT CROWFLY, INC.
EXCEPT THE INFORMATION OR REPRESENTATIONS
CONTAINED IN THIS PROSPECTUS.  YOU SHOULD
NOT RELY ON ANY ADDITIONAL INFORMATION OR
REPRESENTATIONS IF MADE.

         -----------------------

This prospectus does not constitute an              ----------------------
offer to sell, or a solicitation of an
offer to buy any securities:                              PROSPECTUS

 [ ]  except the common stock offered by            ---------------------
      this prospectus;

 [ ]  in any jurisdiction in which the
      offer or solicitation is not
      authorized;                             605,050,000 SHARES OF COMMON STOCK

 [ ]  in any jurisdiction where the
      dealer or other salesperson is not
      qualified to make the offer or                    CROWFLY, INC.
      solicitation;

 [ ]  to any person to whom it is
      unlawful to make the offer or
      solicitation; or

 [ ]  to any person who is not a United               ______________, 2003
      States resident or who is outside
      the jurisdiction of the United
      States.

The delivery of this prospectus or any
accompanying sale does not imply that:

 [ ]  there have been no changes in the
      affairs of Crowfly, Inc. after the
      date of this prospectus; or

 [ ]  the information contained in this
      prospectus is correct after the
      date of this prospectus.

         -----------------------

Until _________, 2003, all dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Crowfly from and against certain claims arising from or related to future acts or omissions as a director or officer of Crowfly. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Crowfly pursuant to the foregoing, or otherwise, Crowfly has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Crowfly will pay all expenses in connection with this offering.

             Securities and Exchange Commission             $    1,779
             Registration Fee
             Printing and Engraving Expenses                $    2,500
             Accounting Fees and Expenses                   $   15,000
             Legal Fees and Expenses                        $   50,000
             Miscellaneous                                  $   15,720

             TOTAL                                          $   85,000

RECENT SALES OF UNREGISTERED SECURITIES

      In connection with the formation of Crowfly, the following shares of common stock (as calculated after the 100-for-1 common stock split) were issued to the following founding shareholders: 60,000,000 shares were issued to each of Great West, LLC, Quandry, LLC and Old Field Investments, LLC; 20,000,000 shares were issued to each of Amber Run, LLC and Funding Enterprises, LLC; 18,000,000 shares were issued to Gandy Associates, LLC; and 2,000,000 were issued to Hendrix & Gandy, LLC.

      On November 15, 2002, Crowfly issued to Messrs. King, Gillgrist and Waggoner 3,600,000 shares of common stock in connection with the purchase of the Crowfly Business Model. As a result of a one hundred for one (100-for-1) common stock split effective as of April 15, 2003, Messrs. King, Gillgrist and Waggoner were issued an aggregate of 360,000,000 shares in consideration for the Crowfly Business Model.

      On January 10, 2003, Crowfly entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Under the Equity Line of Credit Agreement, Crowfly may issue and sell to Cornell Capital common stock for a total purchase price of up to $3 million. Subject to certain conditions, Crowfly will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 95% of, or a 5% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $150,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital is entitled to a one-time commitment fee of in the form of a convertible debenture in the amount of $150,000 which is convertible in to shares of Crowfly common stock at a conversion price of 150% of the closing bid price on the first day of trading of Crowfly common stock or 95% of the closing bid price of the commons tock on the day immediately preceding the conversion date, as a one-time commitment fee. Cornell Capital is entitled to 5% Retainage of each advance. In addition, Crowfly entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, Crowfly will issue Westrock Advisors, Inc., as a one-time placement agent fee, shares of common stock equal to $10,000 based on the closing bid price on the first day of trading of Crowfly's common stock. At an assumed first trading day closing bid price of $0.01, Crowfly would issue to Westrock Advisors, Inc. 1,000,000 shares of its common stock.

      In January 2003, John W. Evans was issued 2,000,000 shares of Crowfly common stock in consideration of his $10,000 investment or $0.005 per share.

      In January 2003, Louis and Jean Bacig were issued 1,000,000 shares of Crowfly common stock in consideration of their $5,000 investment or $0.005 per share.

      In January 2003, Terry Kinder was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share.

      In January 2003, M. Phillip Waggoner was issued 1,000,000 shares of Crowfly common stock in consideration of his $5,000 investment or $0.005 per share.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Crowfly so as to make an informed investment decision. More specifically, Crowfly had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Crowfly's securities.

EXHIBITS

EXHIBIT NO. DESCRIPTION                                    LOCATION
----------- ---------------------------------------------  --------------------
3.1         Articles of Incorporation, as amended          Provided herewith

3.2         Bylaws                                         Provided herewith

5.1         Legal Opinion of Kirkpatrick & Lockhart LLP    Provided herewith

10.1        Asset Purchase Agreement dated November 15,    Provided herewith
            2002

10.2        Bill of Sale                                   Provided herewith

10.3        Employment Agreement with William E.           Provided herewith
            King, III, effective as of January 1, 2003

10.4        Employment Agreement with Robert A.            Provided herewith
            Gillgrist, effective as of January 1, 2003

10.5        Employment Agreement with M. Phillip           Provided herewith
            Waggoner, effective as of January 1, 2003

10.6        Equity Line of Credit Agreement dated          Provided herewith
            January 10, 2003 between the Registrant
            and Cornell Capital Partners LP

10.7        Registration Rights Agreement dated            Provided herewith
            January 10, 2003 between the
            Registrant and Cornell Capital Partners, LP

10.8        Escrow Agreement dated January 10,             Provided herewith
            2003 among the Registrant, Cornell
            Capital Partners, LP, Butler Gonzalez, LLP

10.9        Placement Agent Agreement dated                Provided herewith
            January 10, 2003 among the
            Registrant, Westrock Advisors, Inc.
            and Cornell Capital Partners LP

10.10       Debenture Dated January 10, 2003               Provided herewith
            between the Registrant and Cornell
            Capital Partners LP

23.1        Consent of Kirkpatrick & Lockhart LLP          Incorporated by
                                                           reference to Exhibit
                                                           5.1 contained in this
                                                           filing

23.2        Consent of Moore, Kirkland & Beauston LLP      Provided herewith

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on October 16, 2003.

                                           CROWFLY, INC.


                                           By:   /S/ William E. King, III
                                               -------------------------------
                                                 William E. King, III
                                                 Chairman and President


                                           By:   /S/ Robert A. Gillgrist
                                               -------------------------------
                                                 Robert A. Gillgrist
                                                 Chief Financial Officer



      Pursuant  to  the   requirements  of  the  Securities  Act  of  1933  this
Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated

/S/ WILLIAM E. KING, III                        October 16, 2003
-------------------------------------           --------------------------------
President                                       Date


/S/ WILLIAM E. KING, III                        October 16, 2003
-------------------------------------           --------------------------------
Chairman                                        Date


/S/ ROBERT A. GILLGRIST                         October 16, 2003
-------------------------------------           --------------------------------
Director                                        Date


/S/ M. PHILLIP WAGONER                          October 16, 2003
-------------------------------------           --------------------------------
Director                                        Date